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                                                                    Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, regarding the Company's 1996 Equity Incentive Plan, of our report dated January 2, 1997, on our audits of the balance sheets of Template Software, Inc. (the "Company"), as of November 30, 1995 and 1996, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended November 30, 1996.


                                           /s/ COOPERS & LYBRAND L.L.P.
                                           -----------------------------
                                           COOPERS & LYBRAND L.L.P.

McLean, Virginia
April 8, 1997